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                                                                     EXHIBIT 5.1


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
        KNOXVILLE OFFICE                       BASS, BERRY & SIMS PLC                       DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700      A PROFESSIONAL LIMITED LIABILITY COMPANY               AMSOUTH CENTER
      KNOXVILLE, TN 37902                         ATTORNEYS AT LAW                  315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                                                                 NASHVILLE, TN 37238-3001
                                                                                             (615) 742-6200
                                                     REPLY TO:
         MEMPHIS OFFICE                            AMSOUTH CENTER
   THE TOWER AT PEABODY PLACE            315 DEADERICK STREET, SUITE 2700                  MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950               NASHVILLE, TN  37238-0002                    29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                        (615) 742-6200                       NASHVILLE, TN 37203-4322
         (901) 543-5900                          www.bassberry.com                           (615) 255-6161
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                                  May 14, 2004


Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215


         Re: Registration Statement on Form S-8


Ladies and Gentlemen:


         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 1,500,000 shares (the "Shares") of common stock, $.01 par value, issuable pursuant to the Plan.


         In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.


         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,


                                     /s/ Bass, Berry & Sims PLC